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                           POWER OF ATTORNEY

Each director and/or officer of Corporate Systems Holding, Inc. whose signature appears herein appoints Johnny E. Mize and Michael D. Unruh, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated herein, and to file with the Securities and Exchange Commission, Corporate Systems Holding, Inc.'s annual report on Form 10-K and any and all amendments thereto.


    SIGNATURE                    TITLE                               DATE
    ---------                    -----                               ----

/s/  Johnny E. Mize            President, CEO
  ---------------------------  (Principal Executive Officer    March 24, 1997
     (Johnny E. Mize)          and Director)


/s/  Michael D. Unruh           (Principal Financial and
  ---------------------------   Accounting Officer)            March 24, 1997
     (Michael D. Unruh)


/s/  Max R. Sherman             (Chairman of the Board of
  ---------------------------   Directors)                     March 24, 1997
     (Max R. Sherman)


/s/  Guyon H. Saunders
  ---------------------------  (Director)                      March 24, 1997
     (Guyon H. Saunders)


/s/  Edward A. Fancher, Jr.
  ---------------------------  (Director)                      March 24, 1997
     (Edward A. Fancher, Jr.)


/s/  Jess Latham, Jr.
  ---------------------------  (Director)                      March 24, 1997
     (Jess Latham, Jr.)


/s/  Charles Scott Gilmour
  ---------------------------  (Director)                      March 24, 1997
     (Charles Scott Gilmour)